UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ELECTRUM MINING LIMITED
(Exact name of registrant as specified in its charter.)

Nevada	98-0434381
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

808 Nelson Street, Suite 2103
Vancouver, British Columbia
Canada V6Z 2H2
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒:

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-120788.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.00001
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     The description of securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the Securities and Exchange Commission (File No. 333-120788) is incorporated by reference into this registration statement.

Item 2. Exhibits

     The following exhibits are incorporated herein by reference from the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission, SEC file #333-120788 on November 24, 2004. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.

3.2	Bylaws.

4.1	Specimen Stock Certificate.

SIGNATURES

     In accordance with section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 29th day of December, 2005.

ELECTRUM MINING LIMITED

BY:	/s/ “Douglas Scheving”
Douglas W. Scheving, President, Principal Executive
Officer, Principal Financial Officer, and Principal
Accounting Officer

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Douglas W. Scheving, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form 8-A Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ “Douglas Scheving”	President, Principal Executive Officer, Principal	December 29, 2005
Douglas W. Scheving	Financial Officer, Principal Accounting Officer and
a Member of the Board of Directors

/s/ “Lloyd Dedemus”	Secretary, Treasurer, and a Member of the Board of	December 29, 2005
Lloyd Dedemus	Directors